AMENDMENT TO STOCK PURCHASE AGREEMENT

      AMENDMENT, dated as of December 10, 2003, to STOCK PURCHASE AGREEMENT, dated as of November 26, 2003 (the "Stock Purchase Agreement"), between FUR INVESTORS LLC, a Delaware limited liability company ("Purchaser"), and FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust (the "Company").

      WHEREAS, the parties hereto are the desirous of changing the form of Advisory Agreement to be entered into between the Company and an affiliate of Purchaser at the closing of the Stock Purchase Agreement.

      FIRST: The form of Advisory Agreement attached as Annex B to the Stock Purchase Agreement is hereby replaced with the form of Advisory Agreement annexed hereto as Annex B.

      SECOND: Except as provided herein, the provisions of the Stock Purchase Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, Purchaser and the Company have caused this Amendment to the Stock Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          FUR INVESTORS, LLC

                                          By: /s/
                                              ----------------------------------
                                          Name:  Michael L. Ashner
                                          Title: Manager


                                          FIRST UNION REAL ESTATE EQUITY AND
                                            MORTGAGE INVESTMENTS

                                          By: /s/
                                              ----------------------------------
                                          Name:
                                          Title: